Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Public Service Company of New Hampshire (the registrant) on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission (the Report), we, Leon J. Olivier, Chief Executive Officer of the registrant, and David R. McHale, Executive Vice President and Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/	Leon J. Olivier
Leon J. Olivier
Chief Executive Officer

/s/	David R. McHale
David R. McHale
Executive Vice President and Chief Financial Officer

Date:  November 6, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.